Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Heather Beardsley	The Plunkett Group
+1 610-208-2278	Brad Edwards
hbeardsley@cartech.com	+1 914-582-4187
brad@theplunkettgroup.com

CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER

AND FISCAL YEAR 2021 RESULTS

PHILADELPHIA – July 29, 2021 – Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the fiscal fourth quarter and year ended June 30, 2021. For the quarter, the Company reported a net loss of $57.1 million, or $1.18 loss per diluted share. Excluding special items, adjusted loss per diluted share was $0.28 for the quarter.

“Our fourth quarter results finished ahead of our expectations as overall end-use market conditions showed further signs of recovery. We continued to actively manage our business,” said Tony R. Thene, President and CEO of Carpenter Technology. “We generated $43 million in free cash flow in the quarter and finished the fiscal year with $582 million in total liquidity, including $287 million of cash on hand.”

“Fiscal year 2021 has been a challenging yet successful year for Carpenter Technology. Over the past year we executed various portfolio initiatives and targeted cost reductions, further implemented the Carpenter Operating Model to secure notable productivity gains and generated over $130 million of free cash flow. We also expanded and further strengthened key customer relationships and added additional qualifications for our Athens facility. Our efforts will prove critical to our position as demand conditions across our end-use markets are strengthening and we believe the beginning of a broad-based recovery is taking shape. We remain a critical solutions provider for our customers and have successfully deepened our relationships during the downturn. The long-term outlook for our end-use markets remains attractive and we are well positioned given our mission-critical solutions coupled with leading capabilities and established supply chain position.”

“Looking ahead, our focus is centered on capitalizing on emerging opportunities across our end-use markets as conditions further improve. We are a leaner and more flexible company and remain a critical solutions provider across our end-use markets. Our strong position in our core business is supported by our capabilities in key emerging areas including electrification and additive manufacturing that further support our long-term growth profile.”

Financial Highlights

($ in millions except per share amounts)	Q4	Q4
	FY2021	FY2020	FY2021	FY2020
Net Sales	$421.6	$437.3	$1,475.6	$2,181.1
Net Sales Excluding Surcharge (a)	$348.1	$375.9	$1,252.8	$1,828.7
Operating (Loss) Income	$(70.7)	$(148.2)	$(248.6)	$25.3
Adjusted Operating (Loss) Income Excluding Special Items (a)	$(12.5)	$(8.9)	$(105.5)	$166.9
Net (Loss) Income	$(57.1)	$(118.4)	$(229.6)	$1.5
(Loss) Earnings per Share	$(1.18)	$(2.46)	$(4.76)	$0.02
Adjusted (Loss) Earnings Per Share (a)	$(0.28)	$(0.16)	$(2.01)	$2.36
Cash Provided from Operating Activities	$74.5	$136.9	$250.0	$231.8
Free Cash Flow (a)	$42.6	$99.8	$132.0	$21.8

(a)	Non-GAAP financial measures explained in the attached tables

Net sales for the fourth quarter of fiscal year 2021 were $421.6 million compared with $437.3 million in the fourth quarter of fiscal year 2020, a decrease of $15.7 million (negative 3.6 percent), on flat volume. Net sales excluding surcharge were $348.1 million, a decrease of $27.8 million (negative 7.4 percent) from the same period a year ago.

Operating loss was $70.7 million compared to operating loss of $148.2 million in the prior year period. Adjusted operating loss excluding special items was $12.5 million in the recent fourth quarter compared to an adjusted operating loss of $8.9 million a year ago.

Special items excluded from adjusted operating loss in the current quarter totaled $58.2 million. This includes non-cash LIFO decrement charges totaling $52.2 million, of which $47.9 million is included in the Specialty Alloys Operations (“SAO”) segment operating loss and $4.3 million is included in the Performance Engineered Products (“PEP”) segment operating loss in the fourth quarter of fiscal year 2021. The LIFO decrement charges are non-cash charges associated with reducing inventory and liquidating LIFO layers that have historical costs in excess of the current year inventory costs. The special items in the current quarter also include $1.6 million of inventory write-downs from restructuring, $1.5 million in restructuring and asset impairment charges associated with executing against plans to streamline the Company’s Additive business units, and $2.9 million ($2.1 million included in SAO segment, $0.8 million included in PEP segment) of costs associated with COVID-19. The COVID-19 costs in both periods principally consist of direct incremental operating costs including outside services to execute enhanced cleaning protocols, additional personal protective equipment, isolation pay for production employees potentially exposed to COVID-19 and various operating supplies necessary to maintain the operations while keeping employees safe against possible exposure in the Company’s facilities.

Cash provided from operating activities in the fourth quarter of fiscal year 2021 was $74.5 million, compared to $136.9 million in the same quarter last year. Free cash flow in the fourth quarter of fiscal year 2021 was $42.6 million, compared to $99.8 million in the same quarter last year. The decrease in operating cash flow primarily reflects the impact of lower earnings after non-cash adjustments to net income relative to the same quarter a year ago. This was partially offset by lower capital expenditures of $22.1 million in the fourth quarter of fiscal year 2021 compared to $27.4 million in the same quarter last year.

Total liquidity, including cash and available credit facility borrowings, was $582.0 million at the end of the fourth quarter of fiscal year 2021. This consisted of $287.4 million of cash and $294.6 million of available borrowings under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter Technology will host a conference call and webcast presentation today, July 29th at 10:00 a.m. ET, to discuss the financial results of operations for the fourth quarter and full fiscal year 2021. Please dial +1 412-317-9259 for access to the live conference call. Access to the live webcast will be available at Carpenter Technology’s website (http://www.carpentertechnology.com), and a replay will soon be made available at http://www.carpentertechnology.com. Presentation materials used during this conference call will be available for viewing and download at http://www.carpentertechnology.com.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a recognized leader in high-performance specialty alloy-based materials and process solutions for critical applications in the aerospace, defense, medical, transportation, energy, industrial, and consumer electronics markets. Founded in 1889, Carpenter Technology has evolved to become a pioneer in premium specialty alloys, including titanium, nickel, and cobalt, as well as alloys specifically engineered for additive manufacturing (AM) processes and soft magnetics applications. Carpenter Technology has expanded its AM capabilities to provide a complete “end-to-end” solution to accelerate materials innovation and streamline parts production. More information about Carpenter Technology can be found at www.carpentertechnology.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter Technology’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the year ended June 30, 2020, Form 10-Q for the quarters ended September 30, 2020, December 31, 2020 and March 31, 2021 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, medical, transportation, energy, industrial and consumer, or other influences on Carpenter Technology’s business such as new competitors, the consolidation of competitors, customers, and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter Technology to achieve cash generation, growth, earnings, profitability, operating income, cost savings and reductions, qualifications, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the effect of government trade actions; (7) the valuation of the assets and liabilities in Carpenter Technology’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter Technology, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter Technology’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) uncertainty regarding the return to service of the Boeing 737 MAX aircraft and the related supply chain disruption; (17) potential impacts of the COVID-19 pandemic on our operations, financial results and financial position; (18) our efforts and efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and business closures, and the related impact on resource allocations and manufacturing and supply chains; (19) our status as a “critical”, “essential” or “life-sustaining” business in light of COVID-19 business closure laws, orders and guidance being challenged by a governmental body or other applicable authority; (20) our ability to execute our business continuity, operational, budget and fiscal plans in light of the COVID-19 pandemic; and (21) our ability to successfully carry out restructuring and business exit activities on the expected terms and timelines. Any of these factors could have an adverse and/or fluctuating effect on Carpenter Technology’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter Technology undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net sales	$421.6	$437.3	$1,475.6	$2,181.1
Cost of sales	441.3	413.4	1,470.4	1,822.4
Cost of sales - inventory write-downs from restructuring	1.6	29.3	4.2	29.3

Gross (loss) profit	(21.3)	(5.4)	1.0	329.4
Selling, general and administrative expenses	47.9	42.0	180.2	201.0
Restructuring and asset impairment charges	1.5	66.2	16.6	68.5
Goodwill impairment	—	34.6	52.8	34.6

Operating (loss) income	(70.7)	(148.2)	(248.6)	25.3
Interest expense, net	9.2	4.2	32.7	19.8
Debt extinguishment losses, net	—	—	8.2	—
Other (income) expense, net	(0.9)	(4.0)	8.4	(0.6)

(Loss) income before income taxes	(79.0)	(148.4)	(297.9)	6.1
Income tax (benefit) expense	(21.9)	(30.0)	(68.3)	4.6

Net (loss) income	$(57.1)	$(118.4)	$(229.6)	$1.5

(LOSS) EARNINGS PER COMMON SHARE:
Basic	$(1.18)	$(2.46)	$(4.76)	$0.02

Diluted	$(1.18)	$(2.46)	$(4.76)	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	48.4	48.1	48.3	48.1

Diluted	48.4	48.1	48.3	48.2

Cash dividends per common share	$0.20	$0.20	$0.80	$0.80

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended
	June 30,
	2021	2020
OPERATING ACTIVITIES
Net (loss) income	$(229.6)	$1.5
Adjustments to reconcile net (loss) income to net cash provided from operating activities:
Depreciation and amortization	123.6	123.9
Goodwill impairment charge	52.8	34.6
LIFO decrement	52.2	1.8
Non-cash inventory write-downs from restructuring	4.2	29.3
Non-cash restructuring and asset impairment charges	16.2	56.4
Debt extinguishment losses, net	8.2	—
Deferred income taxes	(33.6)	(0.4)
Net pension expense	24.6	15.3
Share-based compensation expense	10.4	10.9
Net loss on disposal of property, plant, and equipment and assets held for sale	0.3	0.2
Changes in working capital and other:
Accounts receivable	(14.9)	90.3
Inventories	238.5	29.5
Other current assets	(33.9)	(20.5)
Accounts payable	22.4	(109.9)
Accrued liabilities	33.8	(18.1)
Pension plan contributions	(19.9)	(6.5)
Other postretirement plan contributions	(2.7)	(3.5)
Other, net	(2.6)	(3.0)

Net cash provided from operating activities	250.0	231.8

INVESTING ACTIVITIES
Purchases of property, plant, equipment and software	(100.5)	(171.4)
Proceeds from disposals of property, plant and equipment and assets held for sale	1.6	0.2
Proceeds from divestiture of business	20.0	—

Net cash used for investing activities	(78.9)	(171.2)

FINANCING ACTIVITIES
Credit agreement borrowings	—	351.1
Credit agreement repayments	—	(181.1)
Net change in short-term credit agreement borrowings	(170.0)	(19.7)
Proceeds from issuance of long-term debt, net of offering costs	395.5	—
Payments on long-term debt	(250.0)	—
Payments for debt extinguishment costs, net	(8.2)	—
Payments for debt issue costs	(2.5)	—
Dividends paid	(39.1)	(38.8)
Proceeds from stock options exercised	0.5	4.3
Withholding tax payments on share-based compensation awards	(2.3)	(8.0)

Net cash (used for) provided from financing activities	(76.1)	107.8

Effect of exchange rate changes on cash and cash equivalents	(0.7)	(2.3)

INCREASE IN CASH AND CASH EQUIVALENTS	94.3	166.1
Cash and cash equivalents at beginning of year	193.1	27.0

Cash and cash equivalents at end of year	$287.4	$193.1

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 30,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$287.4	$193.1
Accounts receivable, net	308.7	292.3
Inventories	425.7	724.3
Other current assets	95.6	56.6

Total current assets	1,117.4	1,266.3
Property, plant and equipment, net	1,457.5	1,498.1
Goodwill	241.4	290.4
Other intangibles, net	43.1	52.1
Deferred income taxes	5.3	4.9
Other assets	106.5	115.4

Total assets	$2,971.2	$3,227.2

LIABILITIES
Current liabilities:
Short-term credit agreement borrowings	$—	$170.0
Accounts payable	142.4	124.2
Accrued liabilities	163.9	157.9

Total current liabilities	306.3	452.1
Long-term debt	694.5	551.8
Accrued pension liabilities	222.6	399.5
Accrued postretirement benefits	98.6	137.4
Deferred income taxes	156.9	130.2
Other liabilities	100.0	110.5

Total liabilities	1,578.9	1,781.5

STOCKHOLDERS’ EQUITY
Common stock	280.1	280.1
Capital in excess of par value	322.6	321.4
Reinvested earnings	1,299.3	1,568.0
Common stock in treasury	(317.4)	(325.8)
Accumulated other comprehensive loss	(192.3)	(398.0)

Total stockholders’ equity	1,392.3	1,445.7

Total liabilities and stockholders’ equity	$2,971.2	$3,227.2

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2021	2020	2021	2020
Pounds sold (000):
Specialty Alloys Operations	47,712	46,124	166,942	221,784
Performance Engineered Products	2,912	2,384	7,936	12,260
Intersegment	(2,656)	(506)	(5,172)	(2,308)

Consolidated pounds sold	47,968	48,002	169,706	231,736

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$289.9	$308.6	$1,042.8	$1,483.0
Surcharge	71.6	60.8	219.4	348.6

Specialty Alloys Operations net sales	361.5	369.4	1,262.2	1,831.6
Performance Engineered Products
Net sales excluding surcharge	75.6	76.0	255.9	395.2
Surcharge	1.9	1.1	3.9	5.9

Performance Engineered Products net sales	77.5	77.1	259.8	401.1
Intersegment
Net sales excluding surcharge	(17.4)	(8.7)	(45.9)	(49.5)
Surcharge	—	(0.5)	(0.5)	(2.1)

Intersegment net sales	(17.4)	(9.2)	(46.4)	(51.6)

Consolidated net sales	$421.6	$437.3	$1,475.6	$2,181.1

Operating (Loss) Income:
Specialty Alloys Operations	$(47.3)	$5.3	$(87.4)	$239.0
Performance Engineered Products	(2.3)	(8.4)	(16.5)	(10.4)
Corporate (including restructuring and asset impairment charges)	(20.8)	(146.2)	(144.3)	(205.0)
Intersegment	(0.3)	1.1	(0.4)	1.7

Consolidated operating (loss) income	$(70.7)	$(148.2)	$(248.6)	$25.3

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations. This includes operations performed at mills primarily in Reading and Latrobe, Pennsylvania and surrounding areas as well as South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Additive business and the Latrobe and Mexico distribution businesses. Effective July 1, 2020, the Company’s Carpenter Powder Products business was merged into the Carpenter Additive business. The Amega West business was also part of the PEP segment however the business was divested during the quarter ended September 30, 2020. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics. It is our belief this model will ultimately drive overall revenue and profit growth. The pounds sold data above for the PEP segment includes only the Dynamet and Additive businesses.

Corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments. The residual net pension expense is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included in other (income) expense, net.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

ADJUSTED OPERATING MARGIN EXCLUDING
SURCHARGE REVENUE AND SPECIAL ITEMS	Three Months Ended June 30,		Year Ended June 30,
	2021	2020	2021	2020
Net sales	$421.6	$437.3	$1,475.6	$2,181.1
Less: surcharge revenue	73.5	61.4	222.8	352.4

Net sales excluding surcharge revenue	$348.1	$375.9	$1,252.8	$1,828.7

Operating (loss) income	$(70.7)	$(148.2)	$(248.6)	$25.3
Special items:
LIFO decrement	52.2	1.8	52.2	1.8
COVID-19 costs	2.9	7.4	17.3	7.4
Inventory write-downs from restructuring	1.6	29.3	4.2	29.3
Restructuring and asset impairment charges	1.5	66.2	16.6	68.5
Goodwill impairment	—	34.6	52.8	34.6

Operating (loss) income excluding special items	$(12.5)	$(8.9)	$(105.5)	$166.9

Operating margin	(16.8)%	(33.9)%	(16.8)%	1.2%

Adjusted operating margin excluding surcharge revenue and special items	(3.6)%	(2.4)%	(8.4)%	9.1%

Management believes that removing the impact of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of special items from operating margin is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Three months ended June 30, 2021, as reported	$(79.0)	$21.9	$(57.1)	$(1.18)
Special items:
LIFO decrement	52.2	(14.9)	37.3	0.77
COVID-19 costs	2.9	(0.8)	2.1	0.04
Inventory write-downs from restructuring	1.6	(0.4)	1.2	0.03
Restructuring and asset impairment charges	1.5	(0.4)	1.1	0.02
Pension settlement charges	2.5	(0.6)	1.9	0.04

Total impact of special items	60.7	(17.1)	43.6	0.90

Three months ended June 30, 2021, as adjusted	$(18.3)	$4.8	$(13.5)	$(0.28)

* Impact per diluted share calculated using weighted average common shares outstanding of 48.4 million for the three months ended June 30, 2021.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Three months ended June 30, 2020, as reported	$(148.4)	$30.0	$(118.4)	$(2.46)
Special items:
LIFO decrement	1.8	(0.4)	1.4	0.03
COVID-19 costs	7.4	(1.5)	5.9	0.12
Inventory write-downs from restructuring	29.3	(6.0)	23.3	0.48
Restructuring and asset impairment charges	66.2	(13.5)	52.7	1.10
Goodwill impairment	34.6	(7.1)	27.5	0.57

Total impact of special items	139.3	(28.5)	110.8	2.30

Three months ended June 30, 2020, as adjusted	$(9.1)	$1.5	$(7.6)	$(0.16)

* Impact per diluted share calculated using weighted average common shares outstanding of 48.1 million for the three months ended June 30, 2020.

ADJUSTED LOSS PER SHARE EXCLUDING SPECIAL ITEMS	Loss Before Income Taxes	Income Tax Benefit	Net Loss	Loss Per Diluted Share*
Year ended June 30, 2021, as reported	$(297.9)	$68.3	$(229.6)	$(4.76)
Special items:
LIFO decrement	52.2	(14.9)	37.3	0.77
COVID-19 costs	17.3	(5.0)	12.3	0.25
Inventory write-downs from restructuring	4.2	(1.0)	3.2	0.07
Restructuring and asset impairment charges	16.6	(4.0)	12.6	0.26
Goodwill impairment	52.8	(0.1)	52.7	1.09
Debt extinguishment losses, net	8.2	(2.0)	6.2	0.13
Pension settlement charges	11.4	(2.8)	8.6	0.18

Total impact of special items	162.7	(29.8)	132.9	2.75

Year ended June 30, 2021, as adjusted	$(135.2)	$38.5	$(96.7)	$(2.01)

* Impact per diluted share calculated using weighted average common shares outstanding of 48.3 million for the year ended June 30, 2021.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share*
Year ended June 30, 2020, as reported	$6.1	$(4.6)	$1.5	$0.02
Special Items:
LIFO decrement	1.8	(0.4)	1.4	0.03
COVID-19 costs	7.4	(1.5)	5.9	0.12
Inventory write-downs from restructuring	29.3	(6.0)	23.3	0.49
Restructuring and asset impairment charges	68.5	(14.0)	54.5	1.13
Goodwill impairment	34.6	(7.1)	27.5	0.57

Total impact of special items	141.6	(29.0)	112.6	2.34

Year ended June 30, 2020 as adjusted	$147.7	$(33.6)	$114.1	$2.36

* Impact per diluted share calculated using weighted average common shares outstanding of 48.2 million for the year ended June 30, 2020.

Management believes that (loss) earnings per share adjusted to exclude the impact of special items is helpful in analyzing the operating performance of the Company, as these items are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

	Three Months Ended		Year Ended
	June 30,		June 30,
FREE CASH FLOW	2021	2020	2021	2020
Net cash provided from operating activities	$74.5	$136.9	$250.0	$231.8
Purchases of property, plant, equipment and software	(22.1)	(27.4)	(100.5)	(171.4)
Proceeds from disposals of property, plant and equipment and assets held for sale	—	—	1.6	0.2
Proceeds from divestiture of business	—	—	20.0	—
Dividends paid	(9.8)	(9.7)	(39.1)	(38.8)

Free cash flow	$42.6	$99.8	$132.0	$21.8

Management believes that the free cash flow measure provides useful information to investors regarding the Company’s financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
NET SALES BY END-USE MARKET	2021	2020	2021	2020
End-Use Market Excluding Surcharge Revenue:
Aerospace and Defense	$165.5	$213.8	$598.8	$1,072.1
Medical	38.1	42.0	128.2	177.2
Transportation	36.5	17.3	115.9	108.7
Energy	13.4	27.7	70.5	116.4
Industrial and Consumer	67.8	56.2	243.1	248.1
Distribution	26.8	18.9	96.3	106.2

Total net sales excluding surcharge revenue	348.1	375.9	1,252.8	1,828.7
Surcharge revenue	73.5	61.4	222.8	352.4

Total net sales	$421.6	$437.3	$1,475.6	$2,181.1